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                                                                    EXHIBIT 10.3

                            ADMINISTRATION AGREEMENT


     THIS ADMINISTRATION AGREEMENT (this "Agreement") is made and entered into as of the 1st day of July, 1997, by and between SUN COMMUNITIES, INC., a Maryland corporation ("Sun"), and BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation (the "Company").

                                R E C I T A L S:

     A. Sun's principal office is located at 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan, 48334 (the "Premises"). In connection with its business operations at the Premises, Sun incurs administrative and operating costs and expenses including those for management and employee compensation and benefits, utilities, accounting, tax return preparation services, accounts payable and receivable processing, information management systems, office and Premises management, insurance, storage, purchasing and/or leasing equipment, tools, supplies and other personal property, real and personal property taxes, rental charges, repairs and maintenance charges and for other costs and expenses (collectively, the "Services").

     B. The Company desires to lease and share in the use of a portion of the Premises (the "Leased Premises") from Sun and to use and share the benefits of some of the Services (the "Shared Services") with Sun. Sun desires to lease the Leased Premises to, and provide and share the Shared Services with, the Company in accordance with the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereunder contained, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

     1. THE LEASED PREMISES. The Leased Premises shall consist of such portion of the Premises as the Company shall need and deem desirable and necessary to conduct its business, but only to the extent such Leased Premises do not interfere with Sun's business at the Premises, all as mutually determined and agreed upon by the parties from time to time. The Company hereby rents from Sun, and Sun hereby demises and leases to the Company, the Leased Premises as mutually determined and agreed upon by the parties from time to time and in accordance with the terms and subject to the conditions of this Agreement.

     2. THE SHARED SERVICES. The Shared Services shall include such portion of the Services as the Company shall need and deem desirable and necessary to conduct its business, all as reasonably requested by the Company from time to time, in accordance with the terms and subject to the conditions of this Agreement.

     3. ADMINISTRATIVE CHARGES. The Company shall reimburse Sun for its share of Sun's costs attributable to the Leased Premises and the Shared Services provided by Sun. The payment by the Company to Sun for the first year of this Agreement is estimated to be and shall not exceed $75,000. After the first year, any increase in occupancy or Shared Services or otherwise in the amount to be paid to Sun hereunder shall require the approval of the Company's non-employee directors. Costs incurred by the Company hereunder shall be billed to the Company by Sun not more frequently than quarterly and shall be payable within 15 days of billing.

     4. TERM. The initial term of this Agreement shall be three (3) years from the date hereof, and shall be automatically extended for successive one year periods thereafter unless

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either party gives written notice to the other party not less than sixty (60)
days prior to the end of any such initial or subsequent term of its intention to terminate the Agreement as of the last day of such initial or subsequent term, or unless terminated earlier by either party in accordance with
Section 5.

     5. EARLY TERMINATION. In the event that the Company fails to make timely payment to Sun for costs incurred hereunder and such failure to make payment is not cured within twenty-five (25) business days after the date such payment is due, Sun may terminate this Agreement by giving the Company notice of termination which termination by Sun shall become effective ten (10) days from the date of such notice. In the event that Sun fails to observe and perform in any material respect any of its duties and obligations under this Agreement which failure has material effect on the Company's business and continues unremedied for a period of thirty (30) days after the date on which notice of such failure shall have been given by the Company to Sun, the Company may terminate this Agreement by giving Sun notice of termination which termination by the Company shall become effective ten (10) days from the date of such notice. Notwithstanding any of the foregoing to the contrary, Sun shall have the right to terminate this Agreement (a) upon the undertaking and completion by Sun or its successor, whether in one transaction or a series of transactions, of (i) the sale, lease, transfer or other disposition of all or substantially all of Sun's assets, or (iii) other significant financing or refinancing, reorganization, recapitalization, merger, share exchange or any other significant business combination permitted under applicable law, or (b) upon moving Sun's main offices or business operations out of the Premises.

     6. RELEASE OF LIABILITY. Each party hereby releases the other in respect of any claim (including a claim for negligence) that it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty occurring during the term of this Agreement if, and to the extent, covered under the fire insurance policy covering the Premises or any other insurance policy carried by Sun or the Company. Sun and the Company shall both be named insureds under any fire and extended coverage and "all risk" insurance covering the Premises and any other insurance carried by Sun or the Company in respect of the Premises.

     7. ENTIRE AGREEMENT. This Agreement sets forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Sun and the Company concerning the Leased Premises and the Shared Services and the terms hereof, and there are no covenants, agreements, stipulations, promises, conditions or understanding, either oral or written, between them other than set forth herein.

     8. CHOICE OF LAW. This Agreement is being entered into and executed in the State of Michigan, and all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Michigan, without regard to principles of conflicts of laws.

     9. GENERAL PROVISIONS.

                  a)   This Agreement shall bind and inure
                       to the benefit of the respective successors and assigns of the parties; provided, however, that neither party may assign this Agreement or any rights hereunder without the prior written consent of the other, and any prohibited assignment shall be absolutely void.

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                  b)   Section headings and numbers have
                       been set forth herein for convenience only.

                  c)   Each provision of this Agreement
                       shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  d)   This Agreement may be changed or
                       amended only in writing signed by the parties hereto.

                  e)   Nothing contained in this Agreement
                       shall be construed to be or create a partnership or joint venture between the parties hereto, their respective successors or assigns.

     10. NOTICES. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid and, if mailed, shall be deemed to be received for purposes of this Agreement five (5) business days after mailing by the sender. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10, notice, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at the following addresses:


   If to Sun:          Gary A. Shiffman
                       31700 Middlebelt Road
                       Suite 145
                       Farmington Hills, Michigan  48334



   With a Copy to:     Arthur A. Weiss
                       Jaffe, Raitt, Heuer & Weiss, Professional Corporation
                       Suite 2400
                       One Woodward Avenue
                       Detroit, Michigan  48226

   If to the Company:  Jeffrey P. Jorissen
                       31700 Middlebelt Road
                       Suite 125
                       Farmington Hills, Michigan  48334

   With a Copy to:     Peter Sugar
                       Jaffe, Raitt, Heuer & Weiss, Professional Corporation
                       Suite 2400
                       One Woodward Avenue
                       Detroit, Michigan  48226


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     IN WITNESS WHEREOF Sun and the Company have executed this Agreement as of the date and year first above written.

                                    SUN COMMUNITIES, INC., a Maryland
                                    corporation


                                    By:
                                       ----------------------------------------
                                              Gary A. Shiffman, President


                                    BINGHAM FINANCIAL SERVICES CORPORATION, a
                                    Michigan corporation


                                    By:
                                       ----------------------------------------
                                            Jeffrey P. Jorissen, President






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